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                                                                Exhibit 10(b)


                Security Banc Corporation 1995 Stock Option Plan


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                            SECURITY BANC CORPORATION

                             1995 STOCK OPTION PLAN

1.       Name and Purpose.

         This Plan shall be known as the Security Banc Corporation 1995 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of Security Banc Corporation (the "Corporation") by providing material incentive for the continued services of key employees and by attracting able personnel to employment with the Corporation and its Subsidiaries. The term "Subsidiary" as used herein means a subsidiary corporation [as the term is defined in Section 425(f) of the Internal Revenue Code of 1986 (the "Code")] of the Corporation.

2.       Administration.

         The Plan shall be administered by a committee of directors (the "Committee") designated by the Board of Directors of the Corporation, all of the members of which shall be "disinterested" to the extent required by Rule 16b-3 (or any successor provision) adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

3.       Eligibility.

         Regular full-time employees of the Corporation and its Subsidiaries who are key employees, including officers, whether or not directors of the Corporation, shall be eligible to participate in the Plan. Such employees are herein referred to as "Eligible Employees." Those directors who are not regular employees of the Corporation or a Subsidiary are not eligible to participate in the Plan.

4.       Shares Subject to Option.

         (a) The shares to be issued and delivered by the Corporation upon exercise of options granted under the Plan are the Corporation's common shares, which may be either authorized but unissued shares or treasury shares.

         (b) The aggregate number of common shares of the Corporation which may be issued under the Plan shall not exceed 20,000; subject, however, to the adjustment provided in Paragraph 8 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after adoption of this Plan by the Board of Directors of the Corporation. No option may be granted under this Plan which could cause such maximum limit to be exceeded.

         (c) Common shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.


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5.       Grant of Options.

         The Committee from time to time, in its discretion and subject to the provisions of the Plan, may grant options to any or all Eligible Employees. An Eligible Employee to whom an option has been granted is referred to herein as an "Optionee." Each option shall be evidenced by an "Option Agreement," signed by the Optionee and the Corporation, which shall provide that the option shall be subject to the provisions of this Plan and shall contain such other provisions as the Committee may prescribe not inconsistent with this Plan.

6.       Terms and Conditions of Option.

         All options granted under this Plan shall contain such terms and conditions as the Committee determines at the time of grant, subject to the foregoing and following limitations and requirements.

         (a)  Form of Option.

              Incentive Options and Non-Qualified Options may be granted under this Plan. "Incentive Option" means an option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Code; and any provisions elsewhere in this Plan or in the Option Agreement for an Incentive Option which would prevent such option from being an incentive stock option under the provisions of Section 422 of the Code may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee. "Non-Qualified Option" means an option granted under this Plan which is not an incentive stock option under the provisions of Section 422 of the Code. Non-Qualified Options shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

         (b)  Option Price.

              The option price per share shall not be less than one hundred percent (100%) of the fair market value of a common share of the Corporation on the date the option is granted, as determined by the Committee in a manner consistent with the requirements of the Code for incentive stock options.

         (c)  Ten Percent (10%) Shareholder.

              Notwithstanding any other provisions of this Plan, with respect to an Incentive Option granted to an Optionee who, at the time such option is granted, possesses, directly or indirectly, more than ten percent (10%) of the voting power of all classes of capital shares of the Corporation, any Subsidiary or any parent of the Corporation, the option price per share shall be at least one hundred ten percent (110%) of the fair market value of a common share of the Corporation, determined as provided in Paragraph 6(b) above, and such option shall expire five (5) years from the date the option is granted.

         (d)  Period Within Which Option May Be Exercised.

              Subject to Paragraph 6(c) above, at the time an option is granted, the Committee shall specify the maximum term during which the option may be exercised and may provide for such other terms, restrictions, conditions and limitations on the exercise of the option (including, without limitation, provisions that provide the option may be exercised in full or in part only after the passage of a specified period or periods of time or only if specified conditions have been satisfied), if any, as it may deem appropriate.


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              Notwithstanding any other provision of this Plan, however, no option may be exercised after the expiration of ten (10) years from the date the option is granted.

         (e)  Termination of Option By Reason of Termination of Employment.

              If an Optionee's employment with the Corporation and its Subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate. Any remaining options held by such Optionee also shall terminate if not exercised before the expiration of the following periods, at such earlier time as the option may expire by its terms:

                (i) seven (7) days following the Optionee's termination of employment, if such termination was not as a result of the death or disability of the Optionee or the retirement of the Optionee under the provisions of any retirement plan of the Corporation and/or any Subsidiary;

                (ii) thirty (30) days following the Optionee's termination of employment, if such termination was as a result of the retirement of the Optionee under the provisions of any retirement plan of the Corporation and/or any Subsidiary; or

                (iii) one (1) year following the Optionee's termination of employment, if such termination was as a result of the death or disability of the Optionee.

         (f)  Transferability.

              Each option shall be transferable by the Optionee only to the extent specified by the Committee at the time the option is granted and then only to the extent permitted by applicable law (including, without limitation, the Code).

         (g)  More Than One (1) Option Granted To An Optionee.

              More than one (1) option, and more than one (1) form of option, may be granted to an Optionee under this Plan; provided, however, that the aggregate fair market value (determined as of the time the option is granted as provided in Paragraph 6(b) above) of the common shares with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year under this Plan and all other plans of the Corporation, any Subsidiary and any parent corporation shall not exceed one hundred thousand dollars ($100,000), or such other maximum amount as may be permitted from time to time by the Code. To the extent that the foregoing limitation would be exceeded by all or part of an Incentive Option, the excess portion shall constitute a Non-Qualified Option and not an Incentive Option. A single option grant may include both an Incentive Option and a Non-Qualified Option.



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         (h)  Compliance With Securities Laws.

              Options granted and shares issued by the Corporation upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky laws. With respect thereto, the Committee may impose such conditions on transfers, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

7.       Method of Exercise.

         An option granted under this Plan that is eligible to be exercised may be exercised by written notice given to the Committee, signed by the Optionee or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of common shares in respect of which the option is being exercised and shall either be accompanied by payment of the full option price for such common shares or shall fix a date (not more than ten (10) business days from the date of such notice) for the payment of the full purchase price of the common shares being purchased. All or any portion of the option price may be paid by the transfer of common shares of the Corporation from the Optionee to the Corporation, to the extent permitted by law. Such shares shall be valued for this purpose at their fair market value on the date they are transferred to the Corporation as payment, determined in the same manner as is provided in Paragraph 6(b). A certificate or certificates for the common shares purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefor. No Optionee shall have any of the rights or privileges of a shareholder with respect to any common shares issuable upon exercise of an option until the option is duly exercised and certificates representing such shares have been issued.

8.       Share Adjustments.

         In the event there is any change in the Corporation's common shares resulting from stock splits, stock dividends, combinations, recapitalizations or exchanges of shares or other similar capital adjustments, the Committee shall make equitable proportionate adjustments in:

         (a) the number of common shares remaining available for option under this Plan,

         (b) the number of common shares subject to options granted under this Plan, and

         (c)   the option price of outstanding options granted under this Plan.

9.       Merger, Consolidation, or Sale of Assets.

         Unless otherwise determined by the Committee at the time an option is granted, upon the occurrence of a Change of Control (as hereinafter defined), each outstanding option granted under the Plan shall become exercisable in full notwithstanding any vesting schedule or other similar limitation on the right of the Optionee to exercise such option. For purposes of this Plan, "Change of Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14 of Regulation 14A adopted under the Exchange Act or any similar successor disclosure provisions. Without limiting the foregoing, a "Change of Control" shall be deemed to have occurred if:


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                (i)   any "person," as such term is used in Section 13(d) and
                      14(d)(2) of the Exchange Act (excluding, for this purpose, the Corporation or any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary), including any "group" of persons, becomes the beneficial owner (as determined in accordance with Rule 13d-3 adopted under the Exchange Act), directly or indirectly, of securities of the Corporation which, together with any other securities of the Corporation theretofore directly or indirectly beneficially owned by such person, represent twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;

                (ii) at any election or series of elections, persons not proposed for nomination or nominated by the Board of Directors of the Corporation are elected as directors of the Corporation and together constitute twenty percent (20%) or more of the number of directors of the Corporation; or

                (iii) any person or group solicits and receives valid proxies for the election of directors in opposition to the nominees of the Board of Directors of the Corporation representing an aggregate of twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities.

10.      Authority of the Committee with Respect to Outstanding Options.

         (a) Subject to the limitations set forth in Paragraph 6 with respect to the maximum term of any option, the Committee may waive or modify at any time, either before or after the granting of an option, any condition, limitation or restriction with respect to the exercise of such option imposed by or pursuant to this Plan in such circumstances as the Committee may, in its discretion, deem appropriate; provided, however, that any such waiver or modification with respect to an outstanding option shall be subject to the same limitations applicable to amendments to outstanding options, as set forth in Paragraph 10(c) below.

         (b) The Committee, in its sole discretion, may authorize the payment to an Optionee at any time, but only with the consent of the Optionee, in exchange for the cancellation of all or a part of an option, of cash in an amount not to exceed the difference between the aggregate fair market value on the effective date of such cancellation of the common shares with respect to which the option is being cancelled (determined in the same manner as provided in Paragraph 6(b) above) and the aggregate option price of such shares.

         (c) Subject to the other terms and provisions of this Plan, the Committee may amend any outstanding option; provided, however, that

                (i) no such amendment may reduce the option price of the option (except to set forth an adjustment in the option price made pursuant to Paragraph 8 above) or extend the maximum term during which the option, if fully vested, may be exercised, and

                (ii) if the amendment would adversely affect the rights of the Optionee, the consent of the Optionee to such amendment must be obtained.

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11.      Amendment and Termination

         (a) The Board of Directors of the Company from time to time may amend this Plan in such respects as it may deem advisable; provided, however, that any such amendment must be approved by the holders of the outstanding common shares of the Corporation by such vote (if any) as then may be required by, and otherwise in compliance with, applicable federal and state law (including Rule 16b-3 or any successor provision adopted under the Exchange Act) and the requirements of any stock exchange or other trading system upon which the common shares of the Corporation then may be listed.

         (b)   The Board of Directors may terminate this Plan at anytime.

         (c) No amendment to this Plan nor the termination of this Plan shall adversely affect any option outstanding at the time of such amendment or termination without the consent of the Optionee holding such option, and all such outstanding options shall remain in full force and effect as if the Plan had not been adversely amended or terminated.

12.      Corporation's Responsibility.

         All expenses of this Plan, including the cost of maintaining records, shall be borne by the Corporation. The Corporation shall have no responsibility or liability for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of common shares under the terms of this Plan, so long as the Corporation acts in good faith.

13.      Implied Consent of Optionees.

         Every Optionee, by his acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

14.      No Effect on Employment Status.

         The fact that an employee has been granted an option under this Plan shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

15.      Saving Provision.

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule adopted under the Exchange Act. To the extent any provision of this Plan or any action by the Board of Directors of the Corporation or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors of the Corporation or the Committee.

16.      Shareholder Approval and Term of Plan.

         (a) The Plan shall become effective upon approval by the affirmative vote of the holders of a majority of the common shares entitled to vote thereon held by shareholders present in person or by proxy at a meeting of the shareholders at which a quorum is present.

         (b) No options shall be granted under this Plan after April 18, 2005 or after such earlier date as this Plan may be terminated in accordance with Paragraph 11.